news release

FOR IMMEDIATE RELEASE:
February 8, 2011

NASDAQ:  SNIC

Sonic Reports Third Quarter 2011 Financial Results

Novato, California (February 8, 2011) – Sonic Solutions® (NASDAQ:  SNIC) today reported financial results for its third quarter of fiscal year 2011 ended December 31, 2010.

Third Quarter Fiscal 2011 GAAP Results
For the third quarter of its 2011 fiscal year, Sonic had net revenue of $26.4 million, gross profit of $14.9 million representing a gross margin of 56%, and operating expense of $36.9 million.  Due primarily to the release of a valuation allowance, Sonic’s tax benefit for the quarter was $25.8 million, resulting in net income of $4.2 million, or $0.09 per diluted share based on 48.5 million shares outstanding.

Third Quarter Fiscal 2011 Non-GAAP Results
Sonic’s non-GAAP net revenue for the December quarter was $46.3 million, calculated by excluding the impact of $0.7 million in warrant-related contra revenue and by taking into account $19.1 million in multi-year DivX site license payments, minimum royalty payments, and unbilled per-unit royalties for units shipped prior to Sonic’s acquisition of DivX (“black hole revenue”).  Non-GAAP gross profit, which excludes $955 thousand in amortization of acquired intangibles, was $35.7 million.  Based on an assumed effective tax rate of 40%, Sonic’s non-GAAP net income for the quarter was $1.6 million, or $0.03 per diluted share based on 48.5 million shares outstanding.

In addition to Sonic’s results, DivX had revenue of $1.4 million during the period between October 1, 2010 and the close of its acquisition by Sonic on October 7, 2010.  Excluding the impact of this DivX revenue, Sonic’s Adjusted EBITDA for the quarter totaled $2.9 million.

Given the acquisition of DivX during the third quarter of fiscal 2011 and the lack of consolidated or comparable results for prior periods, Sonic does not believe it would be meaningful or appropriate to present corresponding non-GAAP results for the nine months ended December 31, 2010 or for the corresponding three and nine month periods in fiscal 2010.

Sonic Solutions • 7250 Redwood Blvd., Suite 300 • Novato, CA  94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

Sonic Solutions
GAAP Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net revenue	$26,427	$26,392	$77,175	$77,975
Cost of revenue	11,517	8,044	28,119	24,005
Gross profit	14,910	18,348	49,056	53,970

Operating expenses:
Marketing and sales	12,668	8,489	27,673	22,245
Research and development	13,928	5,784	26,195	19,024
General and administrative	7,925	4,673	17,144	13,689
Restructuring charges	-	(58)	-	508
Acquisition expenses	2,400	-	4,966	-
Total operating expenses	36,921	18,888	75,978	55,466
Operating loss	(22,011)	(540)	(26,922)	(1,496)
Other income (expense), net	496	84	882	(266)
Loss before income taxes	(21,515)	(456)	(26,040)	(1,762)

Provision for (benefit from ) income taxes	(25,751)	(112)	(26,600)	619
Net income (loss)	$4,236	$(344)	$560	$(2,381)

Net income (loss) per share:
Basic	$0.09	$(0.01)	$0.02	$(0.09)
Diluted	$0.09	$(0.01)	$0.02	$(0.09)
Shares used in computing net income (loss) loss per share:
Basic	47,792	27,317	36,439	26,871
Diluted	48,493	27,317	37,252	26,871

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

Sonic Solutions
GAAP Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,	March 31,
	2010	2010 (1)

ASSETS
Current assets:
Cash and cash equivalents	$43,374	$54,536
Short term investments	3,284	-
Accounts receivable, net of allowances of $4,301 and $2,511 at December 31, 2010 and March 31, 2010, respectively	45,740	11,270
Inventory	2,403	1,941
Prepaid expenses and other current assets	14,211	3,497
Total current assets	109,012	71,244
Fixed assets, net	2,407	1,670
Purchased and internally developed software costs, net	433	165
Goodwill	107,756	4,628
Acquired intangibles, net	104,880	16,174
Deferred tax benefit, net of current portion	-	66
Other assets	15,175	1,463
Total assets	$339,663	$95,410

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,063	$3,892
Accrued expenses and other current liabilities	28,329	21,916
Deferred revenue, current portion	7,303	5,874
Capital leases	64	123
Total current liabilities	41,759	31,805

Other long term liabilities, net of current portion	13,089	889
Deferred revenue, net of current portion	359	76
Capital leases, net of current portion	5	37
Total liabilities	55,212	32,807

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 49,611,381 and 30,610,102 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively	421,691	200,375
Accumulated deficit	(135,729)	(136,289)
Accumulated other comprehensive loss	(1,511)	(1,483)
Total shareholders' equity	284,451	62,603
Total liabilities and shareholders' equity	$339,663	$95,410

(1)  Derived from audited consolidated financial statements as of March 31, 2010.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

Non-GAAP Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we report the following non-GAAP financial measures in presenting results:  non-GAAP net revenue, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  We also provide information regarding our earnings before interest, taxes, depreciation and amortization, excluding restructuring expense, acquisition related expense, share-based compensation, certain tax-related adjustments, “black hole revenue” and contra revenue (“Adjusted EBITDA”).  Our non-GAAP financial measures are not meant to be considered in isolation nor as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP.  The non-GAAP financial measures are intended to provide additional insight into our operations as a stand-alone company that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business.  Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our investors and the analyst community to help them analyze our operating results.  We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources.  Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures are (a) the non-GAAP measures provide a view of our results that does not take into account certain GAAP expenses that would otherwise reduce our profits or increase our losses for the period in question, and (b) it may be difficult or impossible to meaningfully compare our non-GAAP results with those of other companies that do not present non-GAAP results utilizing similar assumptions.  We compensate for these limitations by providing full disclosure of the effects of our non-GAAP measures.  Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information so that investors can use the information to perform their own analysis.

•
Contra Revenue.  We have excluded the effect of contra revenue associated with our issuance and subsequent vesting of a warrant from our calculation of the following:  non-GAAP net revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the fact that the financial impacts of this warrant issuance do not result in ongoing cash expenditures or otherwise have a material impact on our ongoing business operations, we believe that providing non-GAAP financial measures that exclude contra revenue allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Contra revenue adjustments associated with the grant of this warrant, vesting of the warrant, and changes in the assumptions used to value the warrant will recur during the 2-year vesting period of the warrant.

•
“Black Hole Revenue.” We have excluded the effect of so-called “black hole revenue” from our calculation of the following:  non-GAAP net revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  Under acquisition accounting rules, Sonic will not recognize certain revenue (which we refer to as “black hole revenue”) that DivX would have recognized as a stand-alone company in the ordinary course of its business, including royalties and other amounts paid pursuant to certain multi-year site licenses and guaranteed minimum-royalty licenses, royalties and other amounts received by Sonic post-acquisition, based upon shipments and other activities conducted by customers prior to the DivX acquisition, and certain DivX deferred revenues which were reduced to a discounted fair value by Sonic in its purchase accounting.  Because the “black hole revenue” will generally result in cash payments to Sonic to the same extent as payments would have been made to DivX as a stand-alone company, and because the “black hole revenue” represents amounts generated by ongoing DivX business operations in the ordinary course, we believe that providing non-GAAP financial measures that exclude the effect of “black hole revenue” allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  This reduction in revenues will recur in future periods for GAAP purposes.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results
•
Acquisition-Related Intangible Amortization.  Under acquisition accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time.  Our GAAP presentations include amortization on certain acquired intangibles from prior consummated transactions, including the DivX acquisition.  We have excluded the effect of amortization of acquired intangibles from our calculation of the following:  non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions.  Further, the amortization expense related to acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues.  This amortization expense will recur in future periods for GAAP purposes.

•
Acquisition-Related Expense.  We have excluded the effect of acquisition-related expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  These expenses are primarily attributable to acquisition expenses associated with the DivX acquisition and the pending transaction with Rovi Corporation, and consist of professional service fees and transition and integration costs.  We do not consider these acquisition-related costs to be related to our ongoing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  By excluding acquisition-related expenses from our non-GAAP measures, management is better able to evaluate the Company's ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company.  We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

•
Share-Based Compensation Expense.  We have excluded the effect of share-based compensation expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense, we believe that providing non-GAAP financial measures that exclude share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Share-based compensation expense will recur in future periods for GAAP purposes.

•
Payroll Tax Withholding Liability.  We have excluded the effect of the release of a portion of a payroll tax liability we established during our 2009 fiscal year in connection with our stock option review from our calculation of the following:  non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and Adjusted EBITDA.  Because this release did not result in cash receipts or otherwise have a material impact on our ongoing business operations, we believe that providing non-GAAP financial measures that exclude the impact of this release allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.

•
Tax Valuation Allowance.  We have excluded the effect of the release of a portion of a tax valuation allowance we established during our 2009 fiscal year from our calculation of the following:  non-GAAP net income and non-GAAP net income per share.  The release of the valuation allowance did not result in the receipt of cash, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Accordingly, we believe that providing non-GAAP financial measures that exclude this valuation expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results
•
Adjusted EBITDA.  We provide information regarding our Adjusted EBITDA.  We believe this performance measure is useful to investors because (a) it corresponds closely to the cash operating income generated from our core operations by excluding significant non-cash operating expenses that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Reconciliation of GAAP to Non-GAAP Measures
As noted above and as reflected in the following reconciliation tables, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures.

•
Non-GAAP Net Revenue, Cost of Revenue, Gross Profit & Gross Margin. The following table provides reconciliations relating to net revenue, cost of revenue, gross profit and gross margin (in thousands, except for margin percentages, unaudited):

Three Months Ended
December 31, 2010
GAAP net revenue	$26,427
Contra revenue associated with warrants	730
Black hole revenue adjustment for DivX	19,142
Non-GAAP net revenue	$46,299

GAAP cost of revenue	$11,517
Amortization of purchased technology	(955)
Non-GAAP cost of revenue	$10,562

GAAP gross profit	$14,910
GAAP gross margin (1)	56%

Non-GAAP gross profit	$35,737
Non-GAAP gross margin (2)	77%

(1)  The GAAP gross margin percentage is calculated by dividing GAAP gross profit by GAAP net revenue.
(2)  The Non-GAAP gross margin percentage is calculated by dividing Non-GAAP gross profit by Non-GAAP net revenue.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

•	Operating Expenses. The following table provides reconciliations relating to operating expenses (in thousands, unaudited):
Three Months Ended
December 31, 2010

GAAP total operating expenses	$36,921
Share-based compensation expense (1)	(4,171)
Acquisition expense (2)	(2,400)
Release of payroll witholding liability (3)	3,136
Non-GAAP total operating expenses	$33,486

(1)  Share-based compensation expense is included in operating expenses on a GAAP basis.
(2)  Acquisition expense is included as a separate line item in operating expenses on a GAAP basis.
(3)  The release of the payroll witholding liability from the historical stock option review is included in operating expenses on a GAAP basis.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

•
Non-GAAP Operating Income, Operating Margin, Net Income & Adjusted EBITDA. The following table provides reconciliations relating to operating income, operating margin, net income and Adjusted EBITDA (in thousands, except for margin percentages, unaudited):

Three Months Ended
December 31, 2010
GAAP operating loss (1)	$(22,011)
Non-GAAP operating income (2)	2,251

GAAP operating margin (3)	(83%)
Non-GAAP operating margin (4)	5%

GAAP net income	$4,236
Contra revenue associated with the warrant	730
Black hole revenue adjustment for DivX	19,142
Amortization of purchased technology	955
Share-based compensation expense	4,171
Acquisition expenses	2,400
Release of payroll withholding liability (5)	(3,136)
Release of tax valuation allowance (6)	(27,011)
Provision for income taxes	1,260
Tax adjustment by applying an effective tax rate of 40%	(1,099)
Non-GAAP net income	$1,648
Depreciation	642
Other expense	(496)
Tax adjustment by applying an effective tax rate of 40%	1,099
Adjusted EBITDA	$2,893

(1) The GAAP operating income is calculated by subtracting GAAP operating expenses from GAAP gross profit.
(2) The Non-GAAP operating income is calculated by subtracting Non-GAAP operating expenses from Non-GAAP gross profit.
(3) The GAAP operating margin percentage is calculated by dividing GAAP operating loss by GAAP net revenue.
(4) The Non-GAAP operating margin percentage is calculated by dividing Non-GAAP operating income by Non-GAAP net revenue.
(5) The release of the payroll witholding liability from the historical stock option review is included in operating expenses on a GAAP basis.
(6) The release of the tax valuation allowance is included in provision for income taxes on a GAAP basis.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

•	GAAP and Non-GAAP Net Income Per Share. The following table provides net income per share (in thousands except per share data, unaudited):

Three Months Ended
December 31, 2010

GAAP net income per share
Basic	$0.09
Diluted	$0.09

Non-GAAP net income per share
Basic	$0.03
Diluted	$0.03

Shares used in calculating GAAP & Non-GAAP net income per share:
Basic	47,792
Diluted	48,493
About Sonic Solutions

Sonic Solutions® (NASDAQ: SNIC) is a leading developer of technologies, products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms.  The Company’s products and services offer innovative technologies to consumers, Hollywood and independent studios, original equipment manufacturers (“OEMs”), businesses, high-end professional DVD authoring experts and developers.  Sonic distributes its products and services through retailers and distributors, personal computer (“PC”) and consumer electronic (“CE”) OEMs, Internet websites and other channels.  The Company’s brands now include Roxio®, RoxioNow™, DivX®, Sonic® and MainConcept®, among others.  The Company also licenses core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services.  Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.  On December 22, 2010, Rovi Corporation and Sonic Solutions signed a definitive agreement for Rovi to acquire Sonic in a stock and cash transaction.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

Forward-Looking Statements
This press release for the third quarter of fiscal year 2011 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.”  The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•
risks and uncertainties relating to satisfaction of closing conditions for the acquisition of Sonic by Rovi including the tender of a majority of the outstanding shares of common stock of Sonic; the effects of the announcement of the Rovi acquisition of Sonic on Sonic’s business; the impact of any failure to complete the acquisition;

•
the continuing negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•	our ability to generate net income;
•	our ability to integrate DivX into our operations;
•	our ability to maintain the strength of our brands;
•	our ability to adapt to rapid changes in technology and consumer preferences, and to successfully and cost-effectively develop and introduce new and enhanced products and services;
•
competitive pressures on our products and services, both from large established competitors with greater technological and financial resources than we possess, and from smaller companies that are able to compete effectively through low-cost Internet sales of their software products and services;

•	the impact of declines in our consumer products revenue relating to the DVD format;
•	changes in operating results, requirements or business models of our OEM or other major customers;
•
our ability to successfully introduce and profitably run our RoxioNow and DivX TV initiatives, businesses with which we have had limited experience, which are dependent on third parties for premium content selection and delivery services, and which may give rise to legal exposure and other business risks;

•	expenses and issues associated with qualifying and supporting our products on multiple computer platforms and in developing products and services designed to comply with industry standards;
•	issues impacting third parties who supply us with services and operate our web store, as well as retailers, resellers and distributors of our products;
•	risks associated with international operations, including risks related to currency fluctuations, as well as our extensive software development operations in China;
•	changes in our product and service offerings that could cause us to defer the recognition of revenue, thereby harming our operating results;
•	our ability to maintain sufficient liquidity and continue to fund our capital needs;
•	the loss of key management personnel;
•	risks related to acquisition and integration of acquired business assets, personnel and systems generally;
•	costs associated with litigation, patent prosecution, intellectual property and other claims;
•	changes in effective tax rates; and
•	earthquakes, natural disasters and other unexpected events.

This press release should be read in conjunction with our quarterly report on Form 10-Q expected to be filed on February 9, 2011, and our other reports currently on file with the Securities and Exchange Commission (“SEC”), which contain more detailed discussion of risks and uncertainties that may affect future results.  We do not undertake to update any forward-looking statements unless otherwise required by law.

Sonic Solutions Reports Third Quarter Fiscal 2011 Financial Results

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Sonic stock.  Rovi has filed a registration statement on Form S-4 (containing a prospectus/offer to purchase and certain other offer documents) and a tender offer statement on Schedule TO with the Securities Exchange Commission (“SEC”) and Sonic has filed a solicitation/recommendation statement on Schedule 14D-9, all with respect to the Offer and the Mergers (as defined in those documents).  Sonic shareholders are urged to read the registration statement (including the prospectus/offer to purchase and the other offer documents contained therein), the tender offer statement and the solicitation/recommendation statement, as they may be amended, because they contain important information that shareholders should consider before making any decision regarding tendering their shares.  The registration statement (including the prospectus/offer to purchase and other offer documents), the tender offer statement and the solicitation/recommendation statement are also available for free at the SEC’s web site at www.sec.gov.  Free copies of the prospectus/offer to purchase (and other offer documents) are also available from Rovi by mail to Rovi Corporation, 2830 De La Cruz Blvd, Santa Clara, CA 95050, attention:  Investor Relations, and free copies of the solicitation/recommendation statement are available from Sonic by mail to Sonic Solutions, 7250 Redwood Blvd., Suite 300 Novato, CA 94945, attention:  Investor Relations.  In addition, the prospectus/offer to purchase (and other offer documents) may be obtained free of charge by directing a request to the Information Agent for the offer, Phoenix Advisory Partners, 110 Wall Street, 27th floor, New York, NY 10005 (banks and brokers call (212) 493-3910; all others call toll free:  (800) 576-4314).  American Stock Transfer & Trust Company, LLC is acting as depositary for the tender offer.

In addition to the foregoing materials filed with the SEC, Rovi and Sonic file annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any reports, statements or other information filed by Rovi or Sonic at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Rovi’s and Sonic’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Interests of Certain Persons in the Offer and the Merger

Rovi will be, and certain other persons may be, soliciting Sonic shareholders to tender their shares into the exchange offer.  The directors and executive officers of Rovi and the directors and executive officers of Sonic may be deemed to be participants in Rovi’s solicitation of Sonic’s shareholders to tender their shares into the exchange offer.

Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Rovi and Sonic in the exchange offer by reading the prospectus/offer to purchase and certain other offer documents, as well as the solicitation/recommendation statement, as they may be amended.

For Investor Relations questions, contact:	For Corporate Communications questions, contact:
Nils Erdmann	Chris Taylor
Phone: 415.893.8000	Phone: 415.893.8000